Exhibit 10.1

                    , 2007

Sapphire Industrials Corp.

30 Rockefeller Plaza

62nd Floor

New York, New York 10020

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	INITIAL PUBLIC OFFERING

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Sapphire Industrials Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc. (the “Underwriter”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit comprised of one share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock. Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

1. If the Company solicits approval of its stockholders of a Business Combination and/or an Extension Period, the undersigned will (i) vote all Founder Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote all Aftermarket Shares, shares of Common Stock underlying the Offering Units and any other shares of Common Stock owned by the undersigned, in each case if any, in favor of such Business Combination or an Extension Period.

2. The undersigned hereby waives any and all right, title, interest or claim of any kind (each a “Claim”) in or to (x) any distribution of the Trust Account with respect to the undersigned’s Founder Units in connection with a liquidation and (y) any remaining net assets of the Company after such liquidation. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the funds held in or distributed from the Trust Account for any reason. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3. The undersigned shall escrow (i) the undersigned’s Founder Units and the shares of Common Stock and Warrants comprising such Units for one year after consummation of a Business Combination, (ii) any Offering Units, Aftermarket Shares, Co-Investment Units, and the warrants underlying such Units and the shares of Common Stock underlying such Units and warrants for 180 days after consummation of a Business Combination and (iii) the Insider Warrants for 90 days after consummation of a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Mellon Investor Services LLC, as escrow agent, in form and substance acceptable to the Company.

4. Except as disclosed in the Registration Statement, neither of the undersigned, nor any member of the family of the undersigned, nor any Affiliate other than Lazard Ltd and its subsidiaries, including Lazard and Lazard Group LLC (subject in all cases to the approval requirements disclosed in the Registration Statement), will be entitled to receive and will not accept any fees or other cash payments for any services they render in order to effectuate the consummation of a Business Combination; provided, that the Company may reimburse out-of-pocket expenses incurred by the undersigned in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations.

5. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

6. The undersigned’s Questionnaire for Directors and Officers furnished to the Company and the undersigned’s information in the Registration Statement is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s FINRA Questionnaire furnished to the Company and the Underwriter is true and accurate in all respects. The undersigned represents and warrants that:

6.1 the undersigned is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

6.2 the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud; (ii) relating to any financial transaction or handling of funds of another person; (iii) pertaining to any dealings in any securities; or (iv) moral turpitude, and the undersigned is not currently a defendant in any such criminal proceeding;

6.3 the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

6.4 the undersigned has not been subject to any order prohibiting and is not subject to any legal proceeding seeking to prohibit the undersigned from engaging in any type of business practice;

6.5 the undersigned has not been found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or by any other federal or state regulatory authority to have violated any federal or state securities law;

6.6 the undersigned has not been found by a court of competent jurisdiction in a civil action by the Commodity Futures Trading Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state commodities law; and

6.7 the Company will not consummate any Business Combination that involves a target acquisition with which the undersigned has had any discussions, formal or otherwise, with respect to a Business Combination prior to the consummation of the IPO.

6.8 the Company will not consummate a Business Combination with an entity affiliated with its officers, directors, Lazard Ltd or their affiliates unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to its unaffiliated stockholders from a financial point of view and such Business Combination is approved by a majority of the Company’s board of directors who do not have an interest in such Business Combination and its audit committee.

7. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) by any third party for services rendered or contracted for or products sold to the Company or by any target businesses, but only to the extent necessary to ensure that the amounts in the Trust Account are not reduced by such claims and only if such third party or entity has not executed an agreement waiving any claims they have against the Trust Account. The undersigned will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who execute a waiver even if the waiver is subsequently found to be invalid or unenforceable. The undersigned’s indemnification also does not extend to any third-party claims that are not for money owed by the Company for services rendered or contracted for, such as tort claims or to any claims of the Underwriter in connection with or arising from the IPO. The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if within fifteen (15) days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the undersigned will undertake such defense.

8. The undersigned hereby waives the undersigned’s right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that the undersigned will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

9. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation other than an Extension Period as described in the Registration Statement. Should such a proposal be put before stockholders (other than an Extension Period), the undersigned agrees to vote against such proposal. The undersigned agrees that prior to the consummation of a Business Combination, it will not propose any amendment to Article SIXTH of the Company’s Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any of these provisions. This paragraph may not be modified or amended under any circumstances.

10. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining assets outside of the trust account are insufficient to complete such liquidation, the undersigned agrees to advance to the Company the funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

11. Reference is made to the lock-up agreement letter by and among the undersigned and the Underwriter, dated as of __________, 2007, and the undersigned covenants and undertakes to the Company to comply with the terms thereof as if the Company were a party thereto.

12. This letter agreement shall be binding on the Company and the undersigned and the undersigned’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided that the following Sections shall survive such termination: 7, 12, 13, 14, 15 and 17.

13. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him or it arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

14. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

15. As used herein:

15.1 “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

15.2 “Aftermarket Shares” shall mean the shares of Common Stock for which Lazard has agreed to place limit orders for up to $40,000,000 for a period ending on the business day immediately preceding the record date for the meeting of stockholders at which a Business Combination is to be approved. The limit orders will require Lazard to purchase any of the Company’s shares of Common Stock offered for sale at or below a price equal to the per share value of the Trust Account as of the date of the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Citigroup Global Markets Inc. or another broker dealer mutually agreed upon by Citigroup Global Markets Inc. and Lazard. It is intended that these purchases will comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and the broker’s purchase obligation is otherwise subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances.

15.3 “Business Combination” shall have the meaning set forth in the Amended and Restated Certificate of Incorporation of the Company.

15.4 “Co-Investment Units” shall mean any portion of the $40,000,000 not used by Lazard for open market purchases of Aftermarket Shares to purchase units from the Company, at a price of $10.00 per unit, immediately prior to the consummation of a Business Combination.

15.5 “Extension Period” shall mean the extension, upon stockholder approval, of the period of time during which the Company may complete a Business Combination from 24 months to 36 months if the Company has entered into a definitive agreement relating to a Business Combination within 24 months following the IPO and anticipates that it may not be able to consummate a Business Combination within 24 months of the IPO.

15.6 “Founder Shares” shall mean the shares of Common Stock issued as part of the Founder Units to the undersigned.

15.7 “Founder Units” shall mean the Units purchased by the undersigned as set forth in that certain Initial Unit Subscription Agreement, dated as of October 2, 2007, by and between the Company and the undersigned.

15.8 “Insider Warrants” shall mean the 10,000,000 warrants of the Company to purchase shares of Common Stock issued pursuant to the Warrant Subscription Agreement, dated as of October 10, 2007 (including the underlying shares of Common Stock).

15.9 “IPO Shares” shall mean the shares of Common Stock comprising the Units issued in the Company’s IPO.

15.10 “Lazard” shall mean Lazard Funding Limited LLC.

15.11 “Offering Shares” shall mean the 5,000,000 shares of Common Stock that have been reserved for purchase as part of the Offering Units by Lazard in the IPO.

15.12 “Offering Units” shall mean the 5,000,000 units of the Company that have been reserved for purchase by Lazard in the IPO.

15.13 “Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-146620) with the Securities and Exchange Commission on October 11, 2007, and any amendment or supplement thereto, in connection with the IPO.

15.14 “Trust Account” shall mean the trust account established pursuant to the Trust Account Agreement, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Trust Account Agreement.

16. The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

17. No term or provision of this letter agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned, the Company and Citigroup Global Markets Inc.

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Sincerely,

LAZARD FUNDING LIMITED LLC

By:
Name: Michael J. Castellano
Title: Chief Financial Officer

Lazard Group LLC hereby irrevocably and unconditionally guarantees as a primary obligor the obligations of Lazard Funding Limited LLC pursuant to paragraphs 7 and 10 hereof. To the extent Lazard Group LLC owns any Aftermarket Shares, it agrees to be bound by the applicable terms of paragraphs 1, 3, 8 and 9 hereof.

LAZARD GROUP LLC

By:
Name:
Title:

Accepted and agreed:

SAPPHIRE INDUSTRIALS CORP.

By:
Name:	Donald G. Drapkin
Title:	Chairman, Chief Executive Officer and President

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title: